Exhibit 10.40

ASSIGNMENT AND BILL OF SALE

FOR VALUABLE CONSIDERATION, pursuant to that certain Asset Purchase Agreement of even date herewith, by and between Jadian Enterprises, Inc., a Michigan corporation, ("Seller") and Jadian, Inc., an Illinois corporation ("Buyer") (the "Purchase Agreement"), Seller hereby grants, bargains, sells, transfers, assigns, and sets over unto Buyer and its successors and assigns, all of the Seller's rights, title, and interest in the Assets (as defined in the Purchase Agreement) except for those rights expressly retained by Seller pursuant to the terms of the Purchase Agreement.

Nothing contained in this Assignment and Bill of Sale will in any way amend, supersede, rescind, waive, or otherwise modify any provisions set forth in the Purchase Agreement, including (without limitation) the representations, warranties, covenants, and agreements set forth in the Purchase Agreement, this Assignment and Bill of Sale being intended only to effect the transfer and assignment by Seller to Buyer of the Assets.

This Assignment and Bill of Sale will be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment and Bill of Sale, effective as of May 9, 2014. SELLER

SELLER

Jadian Enterprises, Inc.

By: /s/ Karen Griggs

Name: Karen Griggs

Its: Director

BUYER

Jadian, Inc.

By: /s/ Shaun Passley

Name: Shaun Passley

Its: President